UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2007

MEDTOX SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11394	95-3863205
(Commission File Number)	(IRS Employer
Identification No.)
402 West County Road D St. Paul, Minnesota 55112
(Address of Principal Executive Offices) (Zip Code)

(651) 636-7466
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 9, 2007, the Board of Directors of MEDTOX Scientific, Inc. (the “Company”) unanimously approved an amendment to Section 1 of Article VI of the Company’s Bylaws (“Bylaws”) to allow for the issuance and transfer of uncertificated shares and thereby enable the Company to comply with Nasdaq Marketplace Rule 4350(l) (the “Direct Registration Rule”). The Direct Registration Rule requires Nasdaq-listed securities (such as the Company’s stock) to be eligible for a direct registration program operated by a clearing agency registered under Section 17A of the Exchange Act on and after January 1, 2008. A direct registration program allows for book-entry ownership of stock or other securities. Shares are owned, recorded and transferred electronically without issuance of physical stock certificates, which enables investors and broker-dealers to effect transactions without the risks and delays associated with transferring physical certificates. Section 1 of Article VI of the Company’s Bylaws previously provided that the interest of each stockholder would be evidenced by a physical stock certificate, and this Section now provides that shares of the Company may be certificated, uncertificated or a combination thereof. The Bylaws continue to provide that transfer of certificated shares shall only occur upon surrender of the certificate.

The above summary is qualified in its entirety by reference to the full text of the Amendment to the Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K. The full text of the Amendment to the Bylaws is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit
No.	Description

3.1	Amendment to the Bylaws of MEDTOX Scientific, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2007

MEDTOX Scientific, Inc.

By: /s/ Richard J. Braun
Richard J. Braun
Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

3.1	Amendment to the Bylaws of MEDTOX Scientific, Inc.